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                                                                      EXHIBIT 11

                              CEC RESOURCES LTD.
                Statement of Computation of Per Share Earnings
                                  (Unaudited)
                      (In Thousand Except Per Share Data)

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                                                         Six Months Ended May 31,       Three Months Ended May 31,
                                                       ----------------------------   ------------------------------
Basic:                                                      1999          1998             1999           1998
                                                         ----------    ----------       ----------     ----------
Weighted average shares outstanding:                         1,534         1,543            1,530          1,515

Incremental shares attributable to dilutive stock
options and warrants outstanding based on
average market prices during the period
calculated using the treasury stock method                                     4                               3
                                                         ----------    ----------       ----------     ----------

Diluted common and common equivalent shares                  1,534         1,547            1,530          1,518
                                                         ==========    ==========       ==========     ==========

Net earnings                                              $   (224)     $    214         $    (80)      $    123
                                                         ==========    ==========       ==========     ==========

Earnings per share:
  Basic earnings per share                                $  (0.15)     $   0.14         $  (0.05)      $   0.08
                                                         ==========    ==========       ==========     ==========
  Diluted earnings per share                              $  (0.15)     $   0.14         $  (0.05)      $   0.08
                                                         ==========    ==========       ==========     ==========

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